RenaissanceRe Reports Net Income of $171.1 Million for the Second Quarter of 2017 or $4.24 Per Diluted Common Share; Quarterly Operating Income of $113.0 Million or $2.79 Per Diluted Common Share
Pembroke, Bermuda, July 25, 2017 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $171.1 million, or $4.24 per diluted common share, in the second quarter of 2017, compared to $136.3 million, or $3.22 per diluted common share, in the second quarter of 2016. Operating income available to RenaissanceRe common shareholders was $113.0 million, or $2.79 per diluted common share, in the second quarter of 2017, compared to $66.6 million, or $1.55 per diluted common share, in the second quarter of 2016. The Company reported an annualized return on average common equity of 15.2% and an annualized operating return on average common equity of 10.0% in the second quarter of 2017, compared to 12.6% and 6.1%, respectively, in the second quarter of 2016. Book value per common share increased $3.71, or 3.4%, in the second quarter of 2017 to $113.08, compared to a 2.5% increase in the second quarter of 2016. Tangible book value per common share plus accumulated dividends increased $4.02, or 3.9%, in the second quarter of 2017 to $123.88, compared to a 2.8% increase in the second quarter of 2016.
Kevin J. O'Donnell, CEO, commented: “We had a good quarter, generating an annualized operating return on average common equity of 10.0% and growing tangible book value per common share plus accumulated dividends by 3.9%. Recognizing challenging market conditions, we executed on our gross-to-net strategy to build an attractive net portfolio of risk. We believe that we have the right strategy and necessary flexibility to navigate the market conditions ahead while continuing to maximize shareholder value over the long-term.”
SECOND QUARTER 2017 HIGHLIGHTS

•	Gross premiums written increased $68.3 million, or 9.0%, to $827.4 million, in the second quarter of 2017 compared to the second quarter of 2016.

•	Underwriting income was $109.7 million and the combined ratio was 71.3% in the second quarter of 2017.

•	Total investment result was a gain of $112.3 million in the second quarter of 2017, generating an annualized total investment return of 4.8%.

•	Repurchased 501 thousand common shares in open market transactions at an aggregate cost of $69.7 million and an average price of $139.00 per common share.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $499.3 million in the second quarter of 2017, an increase of $5.4 million, or 1.1%, compared to $494.0 million in the second quarter of 2016. During the second quarter of 2017, the Company was able to increase its participation on a select number of transactions and enter into certain new transactions it believes have comparably attractive risk-return attributes within its other property class of business. As a result, gross premiums written in the Company’s other property class of business were $87.8 million in the second quarter of 2017, an increase of $25.9 million, or 41.9%, compared to the second quarter of 2016. Gross premiums written in the Company’s catastrophe class of business were $411.5 million in the second quarter of 2017, a decrease of $20.5 million, or 4.8%, compared to the second quarter of 2016, driven by a challenging pricing environment as the Company continued to exercise underwriting discipline given prevailing market terms and conditions. Excluding $11.4 million of reinstatement premiums written in the second quarter of 2016 associated with a number of weather-related events in Texas (the “2016 Texas Events”) and a wildfire originating near Fort McMurray, Alberta (the “Fort McMurray Wildfire”), gross premiums written in the catastrophe class of business would have decreased $9.2 million, or 2.2%, in the second quarter of 2017, compared to the second quarter of 2016.
Managed catastrophe premiums were $437.8 million in the second quarter of 2017, a decrease of $19.0 million, or 4.2%, compared to $456.8 million in the second quarter of 2016.

The Property segment generated underwriting income of $106.6 million and a combined ratio of 44.5% in the second quarter of 2017, compared to $54.9 million and 71.3%, respectively, in the second quarter of 2016. Principally impacting underwriting income and the combined ratio in the second quarter of 2017 was a $47.3 million decrease in net claims and claim expenses to $33.0 million in the second quarter of 2017, compared to $80.3 million the second quarter of 2016. The $47.3 million decrease in net claims and claim expenses was comprised of a $36.4 million decrease in current accident year net claims and claim expenses and an increase in favorable development on prior accident years net claims and claim expenses of $10.8 million.
The $36.4 million decrease in current accident year net claims and claim expenses was primarily driven by the absence of any significant insured catastrophe loss activity during the second quarter of 2017, compared to the second quarter of 2016 which was impacted by the 2016 Texas Events and the Fort McMurray Wildfire. These two events accounted for $60.9 million of current accident year claims and claim expenses during the second quarter of 2016 and added 29.9 percentage points to the Property segment combined ratio in the second quarter of 2016. Partially offsetting the decrease in current accident year net claims and claim expenses noted above was an increase in attritional net claims and claim expenses associated with the increase in gross premiums written in the Company’s other property class of business in the second quarter of 2017, compared to the second quarter of 2016.
The Property segment experienced $23.9 million, or 12.4 percentage points, of favorable development on prior accident years net claims and claim expenses during the second quarter of 2017, compared to $13.1 million, or 6.9 percentage points, in the second quarter of 2016. The favorable development during the second quarter of 2017 was principally driven by reductions in the estimated ultimate losses associated with a number of 2015 and 2016 accident year events.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $328.1 million in the second quarter of 2017, an increase of $62.9 million, or 23.7%, compared to $265.2 million in the second quarter of 2016. The $62.9 million increase was principally due to selective growth from existing business and private placements within certain of the Company’s casualty lines of business.
The Casualty and Specialty segment generated underwriting income of $2.8 million and had a combined ratio of 98.5% in the second quarter of 2017, compared to underwriting income of $8.8 million and a combined ratio of 94.5% in the second quarter of 2016. The increase in the Company’s Casualty and Specialty segment’s combined ratio was driven by a 3.3 percentage point increase in the net claims and claim expense ratio in the second quarter of 2017 to 57.8%, compared to 54.5% in the second quarter of 2016. Principally impacting the 3.3 percentage point increase is a shifting business mix, specifically the increase in our casualty lines of business which carry a higher claims ratio than other specialty and financial lines within the segment.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $112.3 million in the second quarter of 2017, compared to $123.8 million in the second quarter of 2016, a decrease of $11.5 million. Impacting the investment result were strong returns in the Company’s equity investments trading and private equity portfolios combined with positive returns in its fixed maturity investments trading portfolio, principally driven by the tightening of credit spreads across a number of sectors in the portfolio and higher average invested assets.

•	On June 1, 2017, the Company repaid in full at maturity $250.0 million of its Series B 7.50% Notes assumed in connection with the acquisition of Platinum Underwriters Holdings, Ltd.

•	On June 29, 2017, the Company issued $300.0 million of its 3.450% Senior Notes due July 1, 2027.

•
Net income attributable to noncontrolling interests in the second quarter of 2017 was $37.6 million, an increase from $30.6 million in the second quarter of 2016, principally due to an increase in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”), and a decrease in the Company’s ownership in DaVinciRe to 22.6% at June 30, 2017, compared to 24.0% at June 30, 2016.

•
Subsequent to June 30, 2017 and through the period ended July 21, 2017, the Company repurchased 15 thousand common shares in open market transactions at an aggregate cost of $2.1 million and an average price of $139.93 per common share.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share”, “tangible book value per common share plus accumulated dividends” and “managed catastrophe premiums.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 26, 2017 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two reportable segments: (1) Property, which is comprised of catastrophe and other property reinsurance and insurance written on behalf of the Company’s operating subsidiaries and certain joint ventures managed by the Company’s ventures unit, and (2) Casualty and Specialty, which is comprised of casualty and specialty reinsurance and insurance written on behalf of the Company’s operating subsidiaries and certain joint ventures managed by the Company’s ventures unit. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, the United Kingdom, and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of U.S. business tax reform proposals; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of shareholders or investors in RenaissanceRe or joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; other political, regulatory or industry initiatives adversely impacting the Company; risks related to Solvency II; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of competitors, customers and insurance and reinsurance brokers; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organization for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Aditya Dutt	Elizabeth Tillman
Senior Vice President and Treasurer	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Gross premiums written	$827,415	$759,128	$1,749,505	$1,621,261
Net premiums written	$555,745	$519,916	$1,099,881	$1,031,591
Increase in unearned premiums	(173,480)	(168,514)	(351,571)	(326,583)
Net premiums earned	382,265	351,402	748,310	705,008
Net investment income	54,163	54,124	108,488	82,987
Net foreign exchange gains (losses)	3,109	(690)	11,274	(2,382)
Equity in earnings of other ventures	5,543	6,022	4,036	7,633
Other income	2,392	2,654	4,057	6,733
Net realized and unrealized gains on investments	58,113	69,772	101,486	131,425
Total revenues	505,585	483,284	977,651	931,404
Expenses
Net claims and claim expenses incurred	142,587	167,750	335,668	294,355
Acquisition expenses	88,251	69,005	171,533	134,597
Operational expenses	41,766	51,073	89,049	107,308
Corporate expenses	4,636	5,752	9,922	13,977
Interest expense	10,091	10,536	20,617	21,074
Total expenses	287,331	304,116	626,789	571,311
Income before taxes	218,254	179,168	350,862	360,093
Income tax expense	(3,904)	(6,612)	(4,238)	(9,356)
Net income	214,350	172,556	346,624	350,737
Net income attributable to noncontrolling interests	(37,612)	(30,635)	(71,939)	(75,226)
Net income available to RenaissanceRe	176,738	141,921	274,685	275,511
Dividends on preference shares	(5,596)	(5,596)	(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders	$171,142	$136,325	$263,494	$264,320

Net income available to RenaissanceRe common shareholders per common share - basic	$4.25	$3.23	$6.50	$6.20
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.24	$3.22	$6.47	$6.16
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.79	$1.55	$3.95	$3.06

Average shares outstanding - basic	39,937	41,693	40,172	42,135
Average shares outstanding - diluted	40,024	41,885	40,324	42,398

Net claims and claim expense ratio	37.3%	47.7%	44.9%	41.8%
Underwriting expense ratio	34.0%	34.2%	34.8%	34.3%
Combined ratio	71.3%	81.9%	79.7%	76.1%

Return on average common equity - annualized	15.2%	12.6%	11.7%	12.2%
Operating return on average common equity - annualized (1)	10.0%	6.1%	7.2%	6.1%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2017	December 31, 2016
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,282,264	$6,891,244
Short term investments, at fair value	1,070,950	1,368,379
Equity investments trading, at fair value	393,405	383,313
Other investments, at fair value	561,212	549,805
Investments in other ventures, under equity method	101,077	124,227
Total investments	9,408,908	9,316,968
Cash and cash equivalents	623,150	421,157
Premiums receivable	1,533,833	987,323
Prepaid reinsurance premiums	705,322	441,260
Reinsurance recoverable	370,586	279,564
Accrued investment income	40,118	38,076
Deferred acquisition costs	430,106	335,325
Receivable for investments sold	170,411	105,841
Other assets	176,816	175,382
Goodwill and other intangibles	246,430	251,186
Total assets	$13,705,680	$12,352,082
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,989,806	$2,848,294
Unearned premiums	1,847,206	1,231,573
Debt	988,866	948,663
Reinsurance balances payable	1,052,494	673,983
Payable for investments purchased	407,312	305,714
Other liabilities	222,658	301,684
Total liabilities	7,508,342	6,309,911
Redeemable noncontrolling interest	1,242,083	1,175,594
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,282	41,187
Additional paid-in capital	67,583	216,558
Accumulated other comprehensive (loss) income	(139)	1,133
Retained earnings	4,447,529	4,207,699
Total shareholders’ equity attributable to RenaissanceRe	4,955,255	4,866,577
Total liabilities, noncontrolling interests and shareholders’ equity	$13,705,680	$12,352,082

Book value per common share	$113.08	$108.45

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$499,347	$328,068	$—	$827,415
Net premiums written	$336,464	$219,281	$—	$555,745
Net premiums earned	$192,198	$190,065	$2	$382,265
Net claims and claim expenses incurred	33,017	109,797	(227)	142,587
Acquisition expenses	28,500	59,752	(1)	88,251
Operational expenses	24,053	17,712	1	41,766
Underwriting income	$106,628	$2,804	$229	109,661
Net investment income			54,163	54,163
Net foreign exchange gains			3,109	3,109
Equity in earnings of other ventures			5,543	5,543
Other income			2,392	2,392
Net realized and unrealized gains on investments			58,113	58,113
Corporate expenses			(4,636)	(4,636)
Interest expense			(10,091)	(10,091)
Income before taxes and redeemable noncontrolling interests				218,254
Income tax expense			(3,904)	(3,904)
Net income attributable to redeemable noncontrolling interests			(37,612)	(37,612)
Dividends on preference shares			(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders				$171,142

Net claims and claim expenses incurred – current accident year	$56,889	$130,802	$—	$187,691
Net claims and claim expenses incurred – prior accident years	(23,872)	(21,005)	(227)	(45,104)
Net claims and claim expenses incurred – total	$33,017	$109,797	$(227)	$142,587

Net claims and claim expense ratio – current accident year	29.6%	68.8%		49.1%
Net claims and claim expense ratio – prior accident years	(12.4)%	(11.0)%		(11.8)%
Net claims and claim expense ratio – calendar year	17.2%	57.8%		37.3%
Underwriting expense ratio	27.3%	40.7%		34.0%
Combined ratio	44.5%	98.5%		71.3%

	Three months ended June 30, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$493,953	$265,175	$—	$759,128
Net premiums written	$350,593	$169,323	$—	$519,916
Net premiums earned	$191,060	$160,342	$—	$351,402
Net claims and claim expenses incurred	80,275	87,390	85	167,750
Acquisition expenses	29,389	39,616	—	69,005
Operational expenses	26,526	24,526	21	51,073
Underwriting income (loss)	$54,870	$8,810	$(106)	63,574
Net investment income			54,124	54,124
Net foreign exchange losses			(690)	(690)
Equity in earnings of other ventures			6,022	6,022
Other income			2,654	2,654
Net realized and unrealized gains on investments			69,772	69,772
Corporate expenses			(5,752)	(5,752)
Interest expense			(10,536)	(10,536)
Income before taxes and noncontrolling interests				179,168
Income tax expense			(6,612)	(6,612)
Net income attributable to noncontrolling interests			(30,635)	(30,635)
Dividends on preference shares			(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders				$136,325

Net claims and claim expenses incurred – current accident year	$93,336	$103,669	$—	$197,005
Net claims and claim expenses incurred – prior accident years	(13,061)	(16,279)	85	(29,255)
Net claims and claim expenses incurred – total	$80,275	$87,390	$85	$167,750

Net claims and claim expense ratio – current accident year	48.9%	64.7%		56.1%
Net claims and claim expense ratio – prior accident years	(6.9)%	(10.2)%		(8.4)%
Net claims and claim expense ratio – calendar year	42.0%	54.5%		47.7%
Underwriting expense ratio	29.3%	40.0%		34.2%
Combined ratio	71.3%	94.5%		81.9%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,019,876	$729,629	$—	$1,749,505
Net premiums written	$626,335	$473,546	$—	$1,099,881
Net premiums earned	$379,186	$369,124	$—	$748,310
Net claims and claim expenses incurred	71,855	264,368	(555)	335,668
Acquisition expenses	57,603	113,931	(1)	171,533
Operational expenses	51,718	37,319	12	89,049
Underwriting income (loss)	$198,010	$(46,494)	$544	152,060
Net investment income			108,488	108,488
Net foreign exchange gains			11,274	11,274
Equity in earnings of other ventures			4,036	4,036
Other income			4,057	4,057
Net realized and unrealized gains on investments			101,486	101,486
Corporate expenses			(9,922)	(9,922)
Interest expense			(20,617)	(20,617)
Income before taxes and redeemable noncontrolling interests				350,862
Income tax expense			(4,238)	(4,238)
Net income attributable to redeemable noncontrolling interests			(71,939)	(71,939)
Dividends on preference shares			(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders				$263,494

Net claims and claim expenses incurred – current accident year	$96,655	$255,111	$—	$351,766
Net claims and claim expenses incurred – prior accident years	(24,800)	9,257	(555)	(16,098)
Net claims and claim expenses incurred – total	$71,855	$264,368	$(555)	$335,668

Net claims and claim expense ratio – current accident year	25.5%	69.1%		47.0%
Net claims and claim expense ratio – prior accident years	(6.6)%	2.5%		(2.1)%
Net claims and claim expense ratio – calendar year	18.9%	71.6%		44.9%
Underwriting expense ratio	28.9%	41.0%		34.8%
Combined ratio	47.8%	112.6%		79.7%

	Six months ended June 30, 2016
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$938,912	$682,349	$—	$1,621,261
Net premiums written	$583,452	$448,139	$—	$1,031,591
Net premiums earned	$366,292	$338,716	$—	$705,008
Net claims and claim expenses incurred	102,079	192,273	3	294,355
Acquisition expenses	49,513	85,084	—	134,597
Operational expenses	55,183	52,044	81	107,308
Underwriting income (loss)	$159,517	$9,315	$(84)	168,748
Net investment income			82,987	82,987
Net foreign exchange losses			(2,382)	(2,382)
Equity in earnings of other ventures			7,633	7,633
Other income			6,733	6,733
Net realized and unrealized gains on investments			131,425	131,425
Corporate expenses			(13,977)	(13,977)
Interest expense			(21,074)	(21,074)
Income before taxes and noncontrolling interests				360,093
Income tax expense			(9,356)	(9,356)
Net income attributable to noncontrolling interests			(75,226)	(75,226)
Dividends on preference shares			(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders				$264,320

Net claims and claim expenses incurred – current accident year	$121,068	$204,146	$—	$325,214
Net claims and claim expenses incurred – prior accident years	(18,989)	(11,873)	3	(30,859)
Net claims and claim expenses incurred – total	$102,079	$192,273	$3	$294,355

Net claims and claim expense ratio – current accident year	33.1%	60.3%		46.1%
Net claims and claim expense ratio – prior accident years	(5.2)%	(3.5)%		(4.3)%
Net claims and claim expense ratio – calendar year	27.9%	56.8%		41.8%
Underwriting expense ratio	28.6%	40.4%		34.3%
Combined ratio	56.5%	97.2%		76.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Property Segment
Catastrophe	$411,500	$432,033	$825,924	$805,050
Other property	87,847	61,920	193,952	133,862
Property segment gross premiums written	$499,347	$493,953	$1,019,876	$938,912

Casualty and Specialty Segment
General casualty (1)	$107,994	$53,099	$230,287	$166,036
Professional liability (2)	101,447	97,000	233,753	202,792
Financial lines (3)	69,314	74,255	154,457	217,089
Other (4)	49,313	40,821	111,132	96,432
Casualty and Specialty segment gross premiums written	$328,068	$265,175	$729,629	$682,349

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.

(2)	Includes directors and officers, medical malpractice, and professional indemnity.

(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.

(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism.  Lines of business such as regional multi line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Fixed maturity investments	$44,356	$46,091	$87,775	$82,097
Short term investments	2,981	1,227	4,705	2,227
Equity investments trading	889	865	1,700	2,528
Other investments
Private equity investments	6,611	4,356	14,413	(5,002)
Other	2,899	5,035	6,971	8,344
Cash and cash equivalents	295	209	484	338
	58,031	57,783	116,048	90,532
Investment expenses	(3,868)	(3,659)	(7,560)	(7,545)
Net investment income	54,163	54,124	108,488	82,987

Gross realized gains	15,249	22,661	26,710	40,411
Gross realized losses	(7,243)	(7,804)	(23,776)	(22,469)
Net realized gains on fixed maturity investments	8,006	14,857	2,934	17,942
Net unrealized gains on fixed maturity investments trading	18,760	44,271	43,395	129,736
Net realized and unrealized losses on investments-related derivatives	(268)	(9,151)	(324)	(28,600)
Net realized gains on equity investments trading	15,146	14,729	36,061	13,911
Net unrealized gains (losses) on equity investments trading	16,469	5,066	19,420	(1,564)
Net realized and unrealized gains on investments	58,113	69,772	101,486	131,425
Change in net unrealized gains on fixed maturity investments available for sale	—	(90)	—	(359)
Total investment result	$112,276	$123,806	$209,974	$214,053

Total investment return - annualized	4.8%	5.5%	4.5%	4.7%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income available to RenaissanceRe common shareholders	$171,142	$136,325	$263,494	$264,320
Adjustment for net realized and unrealized gains on investments	(58,113)	(69,772)	(101,486)	(131,425)
Operating income available to RenaissanceRe common shareholders	$113,029	$66,553	$162,008	$132,895

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.24	$3.22	$6.47	$6.16
Adjustment for net realized and unrealized gains on investments	(1.45)	(1.67)	(2.52)	(3.10)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.79	$1.55	$3.95	$3.06

Return on average common equity - annualized	15.2%	12.6%	11.7%	12.2%
Adjustment for net realized and unrealized gains on investments	(5.2)%	(6.5)%	(4.5)%	(6.1)%
Operating return on average common equity - annualized	10.0%	6.1%	7.2%	6.1%

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Book value per common share	$113.08	$109.37	$108.45	$107.10	$103.70
Adjustment for goodwill and other intangibles (1)	(6.56)	(6.55)	(6.58)	(6.69)	(6.73)
Tangible book value per common share	106.52	102.82	101.87	100.41	96.97
Adjustment for accumulated dividends	17.36	17.04	16.72	16.41	16.10
Tangible book value per common share plus accumulated dividends	$123.88	$119.86	$118.59	$116.82	$113.07

Quarterly change in book value per common share	3.4%	0.8%	1.3%	3.3%	2.5%
Quarterly change in tangible book value per common share plus change in accumulated dividends	3.9%	1.2%	1.8%	3.9%	2.8%
Year to date change in book value per common share	4.3%	0.8%	9.4%	8.0%	4.6%
Year to date change in tangible book value per common share plus change in accumulated dividends	5.2%	1.2%	11.4%	9.5%	5.5%

(1)
At June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, goodwill and other intangibles included $18.1 million, $18.9 million, $19.7 million, $20.6 million and $21.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

The Company has included in this Press Release “managed catastrophe premiums” which is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from Property segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of other property gross premiums written and the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Reinsurance Ltd. ("Top Layer Re"), which is accounted for under the equity method of accounting. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Property segment gross premiums written is included below:

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Property Segment
Catastrophe	$411,500	$432,033	$825,924	$805,050
Other property	87,847	61,920	193,952	133,862
Property segment gross premiums written	$499,347	$493,953	$1,019,876	$938,912

Managed Catastrophe Premiums
Property segment gross premiums written	$499,347	$493,953	$1,019,876	$938,912
Other property gross premiums written	(87,847)	(61,920)	(193,952)	(133,862)
Catastrophe gross premiums written	$411,500	$432,033	$825,924	$805,050
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re	26,337	25,689	38,722	36,785
Catastrophe premiums written by the Company and ceded to Top Layer Re	—	(896)	—	(9,263)
Managed catastrophe premiums	$437,837	$456,826	$864,646	$832,572